Exhibit 10.48

EXECUTION VERSION

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”), dated as of December 9, 2008 (the “Effective Date”), is made by and between CELL THERAPEUTICS, INC., a Washington corporation (“Buyer”), and BIOGEN IDEC INC., a Delaware corporation (“Seller”), with reference to the following facts:

A. Buyer and Seller are parties to that certain Asset Purchase Agreement, dated August 15, 2007, relating to the pharmaceutical product currently marketed and sold as ZEVALIN® (Ibritumomab Tiuxetan) (the “Agreement”).

B. Buyer anticipates receiving approval from the FDA to expand the labeling for the Product with respect to an indolent non-Hodgkin’s lymphoma indication (the “Indolent Milestone Event”) during calendar year 2009.

C. Unless otherwise defined herein, any capitalized terms used herein shall have their respective meanings as set forth in the Agreement.

NOW, THEREFORE, Buyer and Seller agree as follows:

1.    Modification of Indolent Milestone Payment. Subject to the terms and conditions set forth herein, as of the Effective Date, for purposes of the Ten Million Dollar ($10,000,000) Milestone Payment referred to in Section 3.3 of the Agreement that is triggered by the Indolent Milestone Event (the “Indolent Milestone Payment”), the obligation of Buyer with respect to the Indolent Milestone Payment shall be deleted in its entirety and replaced with and modified as follows:

(a) Buyer shall pay to Seller the amount of Two Hundred Thousand Dollars ($200,000) (the “First Payment”) concurrent with the execution of this Amendment (i.e., as of the Effective Date).

(b) Buyer shall pay to Seller the amount of Two Million Dollars ($2,000,000) (the “Second Payment”) upon the earlier of (i) sixty (60) days after the Effective Date (i.e., February 7, 2009) or (ii) the closing of a joint venture or other similar transaction between Buyer and Spectrum Pharmaceuticals, Inc., a Delaware corporation, relating to the Product.

(c) Buyer shall, within thirty (30) days after the Indolent Milestone Event, pay to Seller an amount (the “Third Payment”) determined as follows:

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if the Indolent Milestone Event occurs during calendar year 2008 or 2009, the Third Payment shall be in the amount of Five Million Five Hundred Thousand Dollars ($5,500,000); provided, however, that such Third Payment shall be Six Million Dollars ($6,000,000) if Buyer elects, in its sole discretion but upon written notice to Seller within ten (10) days of the Indolent Milestone Event, to make such Third Payment on January 1, 2010;

•	if the Indolent Milestone Event occurs during calendar year 2010, the Third Payment shall be in the amount of Seven Million Dollars ($7,000,000);

•	if the Indolent Milestone Event occurs during calendar year 2011, the Third Payment shall be in the amount of Nine Million Dollars ($9,000,000); and

•	if the Indolent Milestone Event occurs during calendar year 2012 or thereafter, the Third Payment shall be in the amount of Ten Million Dollars ($10,000,000).

Notwithstanding any provision herein to the contrary: (i) each of the First Payment, the Second Payment and the Third Payment shall, when made, be fully earned, non-refundable and not creditable for any other purpose; and (ii) in the event that Buyer does not make payment of the Second Payment when due, then any restructuring or modification of the obligation of Buyer with respect to the Indolent Milestone Payment (i.e., as represented by this Amendment) shall be void ab initio and of no further force or effect.

2.    No Other Changes. Buyer and Seller acknowledge that: (i) except as provided in Section 1, there are no changes to the Agreement made by this Amendment (including, without limitation, any change regarding the Ten Million Dollar ($10,000,000) Milestone Payment referred to in Section 3.3 of the Agreement that is triggered by approval from the FDA to expand the labeling for the Product with respect to an aggressive non-Hodgkin’s lymphoma indication); and (ii) the Agreement, as amended by this Amendment, remains in full force and effect.

3.    Miscellaneous. This Amendment will be deemed to have been made in the State of California and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures on counterparts of this Amendment transmitted by facsimile or e-mail shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective representatives thereunto duly authorized, all as of the Effective Date.

BIOGEN IDEC INC.

By:	/s/ Paul J. Clancy
Name: Paul J. Clancy
Title: Chief Financial Officer

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT]